UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2015

Post Holdings, Inc.
(Exact name of registrant as specified in its charter)

Missouri	1-35305	45-3355106
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)
2503 S. Hanley Road
St. Louis, Missouri 63144
(Address, including Zip Code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (314) 644-7600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.    Unregistered Sales of Equity Securities.

On December 11, 2015, Post Holdings, Inc. (“Post”) and Paulson & Co. Inc. (on behalf of a fund managed by it and, where applicable, on behalf of itself, “Paulson”) entered into an Exchange Agreement pursuant to which Paulson agreed to deliver 934,073 shares of 3.75% Series B Cumulative Perpetual Convertible Preferred Stock of Post (the “Preferred Stock”) to Post in exchange for the issuance by Post to Paulson of 1,979,487 shares of common stock, par value $0.01 per share, of Post (the “Common Stock”) and the payment by Post to Paulson of $10,891,291 in cash.  The number of shares of Common Stock exchanged in the transaction was based upon the current conversion rate of 2.1192 shares of Common Stock per share of Preferred Stock, as set forth in the Certificate of Designation for the Preferred Stock (which was filed as an exhibit to Post’s Current Report on Form 8-K filed February 26, 2013).  The shares of Common Stock are being issued in reliance upon the exemption provided in Section 3(a)(9) of the Securities Act of 1933, as amended, and Rule 150 thereunder, which is available for any security exchanged by an issuer with its existing security holders exclusively where no commission or other remuneration is paid or given directly or indirectly for soliciting such exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 11, 2015	Post Holdings, Inc.
(Registrant)

	By:	/s/ Diedre J. Gray
Name: Diedre J. Gray
Title: SVP, General Counsel and Chief Administrative Officer, Secretary

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